EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

ABS Long/Short Strategies Fund

Tendered Pursuant to the Offer to Purchase

Dated April 30, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON MAY 29, 2025 UNLESS THE OFFER IS EXTENDED.

By Mail:

ABS Long/Short Strategies Fund

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, Wisconsin 53212

For additional information:

Phone: (877) 499-9990

Fax: (816) 860-3140

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest of ABS Long/Short Strategies Fund (“Shares”), or the tender of a portion of such Shares, for purchase by the ABS Long/Short Strategies Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	All Founders’ Shares.

☐	Portion of Shares expressed as a specific dollar value.

Founders’ Shares $______________

☐	Portion of Shares expressed as a specific number of Shares.

Founders’ Shares _______________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the ABS Long/Short Strategies Fund pursuant to the terms of the Offer of Purchase referenced above.

Signature of Shareholder	Signature of Joint Shareholder or Other Person whose signature is required

Print Name of Shareholder	Print Name Joint Shareholder or Other Person whose signature is required

Signature of Authorized Representative (if applicable)	Signature of other Authorized Representative whose signature is required (if applicable)

Print Name of Authorized Representative (if applicable)	Print Name of other Authorized Representative whose signature is required (if applicable)

Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date: _____________________